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                                                                   Exhibit 10.32

                                    SUBLEASE

1.       PARTIES

This agreement (the"Sublease") is entered into by and between Celerity Group, Inc., a California corporation, formerly, Kinetics Fluid Systems, Inc. (as "Sublessor"), and Kinetic Systems, Inc., a California corporation, (as "Sublessee"), on April 8, 2003 (the "Effective Date"). This Sublease is subject to and granted by Sublessor under that certain lease agreement entered into by and between Prologis Trust, (the" Landlord"), and Sublessor on July 13, 2000 (the "Master Lease"), A copy of the Master Lease is attached hereto as Exhibit "A."

2.       PROVISIONS CONSTITUTING SUBLEASE

This Sublease is subject to all of the terms and conditions of the Master Lease. The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used, it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word. "Tenant" is used it shall be deemed to mean the Sublessee herein. During the term of this Sublease and thereafter to the extent of Sublessee's continuing contractual obligations, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor, each and every obligation of Sublessor under the Master Lease as relates to the Sublease Premises. Sublessee shall have no duty to perform Sublessor's unperformed obligations under the Master Lease arising prior to the earlier of the date that Sublessee takes possession of the Premises or the Effective Date. Sublessor covenants and agrees that it shall not amend the terms of the Master Lease during the term of this Sublease in a manner that would adversely affect Sublessee's rights without Sublessee's prior written consent, which consent shall not be unreasonably withheld. Except as otherwise provided in this Sublease, or unless the context requires otherwise, capitalized terms used in this Sublease and not otherwise defined herein shall have the meanings specified in the Master Lease.

3.       SUBLEASE PREMISES

This is a joint tenancy agreement whereby Sublessor agrees to lease to Sublessee and Sublessee agrees to lease from Sublessor certain space within Building 11 at 400 Parker Drive, Austin, Texas 78728 pursuant to the terms and conditions of this Sublease and as depicted and further described in Exhibit B hereto (the "Sublease Premises").

The Sublease Premises comprises approximately 5,463 total square feet of space, consisting of approximately 4,518 square feet of dedicated space for Sublessee's exclusive use and approximately 945 square feet of common area space to be jointly occupied and used by Sublessee and Sublessor as depicted in Exhibit B and Exhibit C. The common area space includes space such as hallways, restrooms, circulation, break room and lobby area.

4.       TERM AND COMMENCEMENT

         A.       Term:

                  The term of this Sublease shall commence on the Effective Date and expire on May 31, 2005. This Sublease may be renewed and extended for additional one year periods as may be mutually agreed to by the parties.

         B.       Rent Commencement:

                  1) Rent shall commence on the later of the Effective Date, or upon the date that the Sublease Premises are made available to Sublessee for its installation of modular offices and related improvements ("Tenant Improvements") as generally depicted in Exhibit C hereto, and shall

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                           be paid in monthly installments on the first day of
                           each calendar month through the expiration of this Sublease.

                  2) In the event Sublessor is unable to deliver possession of any area of the Sublease Premises, at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease, or any portion thereof, be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the Sublease Premises to Sublessee. The term hereof shall not be extended by any such delay. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term for any area, Sublessee shall do so subject to all of the covenants and conditions hereof.

         C.       Early Termination:

                  it is agreed that Sublessor or Sublessee may terminate this Sublease by giving at least 180 days prior written notice of its intent to terminate provided that the termination effective date shall be no earlier than May 31, 2004 ("Notice of Termination"). In the event either party exercises its right to terminate this Sublease pursuant to this Section, the following provisions shall apply:

                  1) Such termination shall not be effective until the expiration of the notice period set forth in the Notice of Termination which shall be at least 180 days following the date of Notice of Termination; and

                  2) The terminating party shall pay the other party a termination fee ("Termination Fee") as specified below:

                           a. If the Sublease is terminated effective May 31, 2004(with prior 180 day notice), the Termination Fee shall be $50,000.

                           b. If the Sublease is terminated (with prior 180 day notice)at anytime between June 1, 2004 and May 31, 2005 (expiration of the
                                    Term), the Termination Fee shall be $37,500.

5.       RENTAL

         A. Rent payable by Sublessee shall be based on a gross rent basis (the "Gross Rent") which includes the costs described as follows:

                  1) Base Rent: The Base Rent is the rent charge for occupancy of the Sublease Premises net of Operating Expenses and Service Fees described below.

                  2) Operating Expenses: Operating Expenses, as defined in the Master Lease, are assessments by the Landlord for costs such as common area charges, taxes, and insurance and management fees. These expenses are subject to annual adjustment by the Landlord.

                  3) Service Fees: Service Fees are assessments by the Sublessor for the following services to be provided by Sublessor to Sublessee.

                           a)       Trash Disposal/Janitorial services

                           b) Security Services as are currently performed or contracted by Sublessor

                           c)       Utilities

                           d) Maintenance and repair costs for building components and systems (exclusive, however, of any maintenance or repair of Sublessee's personal assets or equipment)

                           e)       Facilities support services

                           The above services are based on normal Sublessor operations as are currently being performed or provided. Sublessee shall reimburse Sublessor In the event Sublessee requires additional services or causes Sublessor to incur extra costs due to above normal

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                           operations including, but not limited to, multiple
                           work shifts, additional security services, extra janitorial services, extraordinary utility usage or similar type over and above costs.

         B. As the payment of Gross Rent under this Sublease during the Term, Sublessee shall pay Sublessor the amounts set forth below for the periods specified:

                                                  (1) Monthly  (2) Monthly       (3) Total
                                     Monthly       Operating     Service          Monthly
           Rent Period              Base Rent       Expenses      Fees           Gross Rent
           -----------              ---------       --------      ----           ----------
A. Period 1: Rent Commencement      $2,404.00       $929.00     $1256.00         $4,589.00
   Data thru December 31, 2003     ($0.44/SF)     ($0.17/SF)      (30.23)       ($0.84/SF)

B. Period 2: January 1, 2004 thru  $2,622.00      to be determined per notes 1 and 2 below
   May 31, 2005                    ($0.48/SF)

          (1) Monthly Operating Expenses are adjusted by Landlord annually on or about January 1 for the upcoming calendar year in accordance with provisions of the Master Lease. The Monthly Operating Expenses will be fixed for Period 1. The Monthly Operating Expenses for Period 2 will be based on the Landlord assessment on a per square foot pro-rata basis. With respect to Period 2, if Landlord reconciliation of actual costs incurred for the Monthly Operating Expenses exceed the amounts estimated and paid by Sublessor to Landlord (as evidenced by an invoice from Landlord to Sublessor), then Sublessee shall reimburse Sublessor its pro-rata share of such additional costs. Likewise, if it is determined that the Monthly Operating Expenses were overpaid to Landlord (as evidenced by a credit by Landlord to Sublessor), then Sublessor shall reimburse Sublessee its pro-rata share of the amount of credit from Landlord.

          (2) Monthly Service Fees will be fixed for Period 1. The Monthly Service Fees for Period 2 will be adjusted based on actual costs incurred in Period 1 and projections for Period 2. The Monthly Service Fees for Period 2 will foe based on the adjusted cost on a per square foot pro-rata basis.

          (3) The Monthly Gross Rent for Period 1 is fixed. The Monthly Gross Rent for Period 2 will be adjusted according to notes 1 and 2 above.

Sublessee shall pay the Monthly Gross Rent to Sublessor, without any offset, abatement or deduction whatsoever except as may occur in accordance with the provisions of this Sublease, in such equal monthly installments, in advance on the first day of each calendar month. If any rental term of this Sublease commences or ends at any time other than the first day of a calendar month, then Monthly Gross Rent will be prorated for such month according to the number of days of the rental term in such month. The parties acknowledge that Sublessor and Sublessee are legal entities that, directly or indirectly (through one or more intermediaries), are under common Control; where "Control" means the possession of the power to direct, or cause the direction of, the management and policies of an entity, whether through the ownership of a majority of outstanding voting securities, by contract, or otherwise ("Related Entities"). As long as Sublessor and Sublessee are Related Entities, Sublessee may effect payment of the Monthly Gross Rent through such intercompany funds transfer process as may be in existence between the parties from time to time.

If all or any portion of a sum due under this Sublease is not received within five (5) days after the due date thereof, then (without in any way implying Sublessor's consent to such late payment) Sublessee agrees to pay, in addition to the sum so due, a late payment charge equal to the sum of (i) five percent (5%) of the sum, or portion thereof, which is overdue; and (ii) any amount which Sublessor may be required to pay to the Landlord under the Master Lease for such late payment.

6.   SECURITY DEPOSIT

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Sublessee shall deposit with Sublessor a security deposit (the "Deposit") in the amount of $4,589.00 for its faithful performance of all of the conditions of this Sublease.

If Sublessee defaults in the performance of its obligations hereunder, Sublessor may use or apply all or a portion of the Deposit to cure the default or to compensate Sublessor for its damages and expenses resulting from the, default, in which event Sublessee shall promptly deposit with Sublessor the sum necessary to restore the Deposit to Its full amount. Sublessor shall not unless otherwise required by law, be required to keep the Deposit separate from its general accounts, nor pay interest on the Deposit to Sublessee. If Sublessee has performed all of Sublessee's obligations hereunder at the end of the Sublease term, the deposit shall be refunded to Sublessee within thirty (30) days after the Sublease term expires. No trust relationship is created herein between Sublessor and Sublessee with respect to the Deposit. Any deposit under the Master Lease which may be returned by the Landlord will be and shall remain the property of the Sublessor.

7.       USE

     A. Sublessee shall use the Sublease Premises for office use and for no other purpose without the prior written consent of Landlord and Sublessor.

     B. Sublessee shall, at .Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Sublease Premises. Sublessee's business shall be established and conducted through the term hereof in a first class manner. Sublessee shall not use the Sublease Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Sublease Premises. Sublessee shall not do or suffer anything to be done upon the Sublease Premises which will cause structural injury to the Sublease Premises or the building of which the Sublease Premises form a part. The Sublease Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Sublease Premises which will in any manner injure, vibrate or shake the Sublease Premises or the building of which it is a part. No use shall be made of the Sublease Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Sublease Premises. No music instrument of any sort, or any noise making device will be operated or allowed upon the Sublease Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Sublease Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Sublease Premises are located, or cause a cancellation of any insurance upon the building in which the Sublease Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Sublease Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

8.       SUBLESSEE TENANT IMPROVEMENTS

         a. Sublessee may make tenant improvements within the Sublease Premises, only after written authorization from the Landlord and Sublessor. Such authorization shall not be unreasonably withheld by Sublessor and Sublessor shall work with Sublessee to obtain such approval from the Landlord. For purposes of this Sublease, tenant improvements include any alteration, addition, or improvement to the Sublease Premises (collectively "Tenant Improvements").

         b. All Tenant Improvements to any of the Sublease Premises are subject to the requirements of the Master Lease and this Sublease, including, without limitation, obtaining Landlord's and Sublessor's consent prior to performance of any work.

         c. Sublessee shall incur all Costs associated with such Tenant Improvements, including, without limitation, all engineering, permits, consents, construction, insurance, infrastructure and maintenance. In addition, Sublessee, at its sols cost, shall comply with provisions of
         Section 12 of the Master Lease "Surrender of Premises" for all Tenant Improvements undertaken by Sublessee during the term of this Sublease .

9.       NOTICES

All notices or demand of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail (certified or registered, postage prepaid), addressed to the Sublessor or Sublessee respective at the addressed set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the following address: Celerity Group, Inc., 200 Parker Drive, Suite 600, Austin, Texas 78728 - Attention Controller. Sublessor may amend such payment address at anytime by giving Sublessee written notice at least 30 days prior to the next following payment due date.

10.      PARKING

Sublessee, its agents, employees, customers, and invitees shall have the nonexclusive right, at no additional cost, to utilize the parking areas designated for the Premises, on a first come-first serve basis, subject to such rules and regulations as Landlord may adopt from time to time for the use of such areas. The aforesaid parking does not include any reserved parking spaces. All vehicles parked in the said parking areas shall be at the risk of Sublessee or the person so utilizing the parking area. Sublessee expressly releases Sublessor from any claims arising out to any theft, loss or other damage to any such vehicles.

11.      CONFIDENTIALITY

As part of the activities contemplated by this Sublease, the parties may become aware of processes, designs, equipment, strategies, marketing plans, customer lists, inventions or other confidential, proprietary or trade secret information or data of the other or its affiliates. Each party hereto agrees to keep such confidential, proprietary and trade secret information secret and confidential and shall not disclose it to third .parties or use any such confidential,-proprietary or trade secret information to the detriment of the owner of said information without the prior written consent of the owner of such confidential, proprietary or trade secret information. Such obligation shall not apply to information which is in the prior possession of the receiving party, is in the public domain through no fault of receiving party, is received from a third party with no confidentiality obligation to the disclosing party, or independently developed by the receiving party without the use of disclosing parties' information and which can be adequately documented. The receiving party shall instruct its employees, officers, agents and directors to observe the confidentiality obligations imposed hereby. Sublessor may require employees, consultants and representatives of Sublessee to execute a standard confidentiality agreement protecting Sublessor's confidential information prior to issuing a building badge to Sublessee's employees, consultants or representative or permitting access to confidential information. Each party agrees that its obligations under this Section 11 are necessary and reasonable in order to protect the other party and the other party's business, and expressly agrees that monetary damages would be inadequate to compensate the other party for any breach of any covenant or agreement set forth herein. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the other party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the other party shad be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

12.      Compliance with Sublessor Safety and Security Procedures

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The parties acknowledge and agree that all Sublessee employees, consultants and representatives (collectively "Sublessee Employees") are subject to Sublessee's right of direction, control and discipline. Sublessee Employees are not employed by Sublessor nor shall such persons be entitled to any rights, benefits, or privileges of a Sublessor employee. Sublessor shall inform Sublessee of pertinent safety and security policies and requirements which Sublessor deems necessary relative to Sublessee Employees' access to facility premises (the "Safety Regulations"). Sublessee shall inform all Sublessee Employees of the Safety Regulations and require all Sublessee Employees to comply therewith, including but not limited to PureSafety training requirements and Sublessor's established security and evacuation procedures and drills. Sublessee agrees to track and report Sublessee Employees' compliance with the Safety Regulations as reasonably required by Sublessor. Sublessee agrees to notify Sublessor Immediately of any changes in its staff of Sublessee Employees with access to the Sublease Premises or Sublessor's confidential or proprietary information.

13.      MISCELLANEOUS

         (a) All of the rights and benefits of the Tenant under the Master Lease shall inure to the benefit of the Sublessee with respect to the Sublease Premises to the degree and as set forth in this Sublease. Any notice of default provided under the Master Lease to Sublessor shall be provided to Sublessee promptly upon receipt thereof by Sublessor. Sublessor acknowledges that Landlord has certain obligations under the Master Lease and Sublessor agrees to use commercially reasonable efforts to cooperate with Sublessee's efforts to assure that such obligations are performed by Landlord for the benefit of Sublessee as they pertain to the Sublease Premises. Sublessor shall take such steps as may be reasonably necessary to assure that Sublessee, on paying the monthly rent and performing the covenants herein, shall and may peaceably and quietly hold and enjoy the Sublease Premises during the term hereof. Sublessor warrants and represents that (i) Sublessor has full right, power, and authority to enter into this Sublease and (ii) the Landlord is not in default under the terms of the Master Lease.

         (b) This Sublease shall be governed and construed in accordance with the laws of the State of Texas.

         (c) Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease.

         (d) Sublessee shall procure insurance as required by the Master Lease, specifically as stated in Section 11 therein. In addition to those named in Section 11 or elsewhere in the Master Lease, Sublessee shall also name Sublessor as Additional Insured on such policies.

         (e) Sublessee agrees and acknowledges that this Sublease does not grant Sublessee any ownership in or title to any of Sublessor's personal property located on the Sublease Premises at any time during the Sublease term, including but not limited to Sublessor's furniture and office equipment.

14.      LANDLORD'S CONSENT REQUIRED

Sublessee acknowledges that, pursuant to the provisions of the Master Lease, Sublessor is required to obtain Landlord's written consent to this Sublease, and accordingly, that obligations of the Sublessor hereunder are expressly subject to Sublessor obtaining such consent. Landlord's Consent is attached hereto as Exhibit "D."

15.      SHARED SERVICES

The parties are currently considering the feasibility of sharing certain services with respect to Sublessee's use and occupancy of the Sublease Premise such as shared telephone services, information technology services and other services required and used by both parties (the "Additional Services"). Any agreement

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of the parties with respect to the provision of and payment for Additional
Services shall be set forth in a written agreement separate from this Sublease.

                            (SIGNATURE PAGE FOLLOWS)

SUBLESSOR: CELERITY GROUP, INC.                SUBLESSEE: KINETIC SYSTEMS, INC.

By: /s/ Randy Green                            By: /s/ Mark Shustack
    --------------------------                     ----------------------------
     Randy Green
Title: Vice President Global Facilities        Title: V. P. Finance
Date: 4/10/03                                  Date: 4/8/03

Address: 400 Parker Drive, Suite 1100          Address:2805 Mission College BNCL
          Austin, TX 78728                             Santa Clara, CA 95054
   Attn: Global Facilities                     _________________________________

Telephone No.: (512-246-5525)                  Telephone No (408) 727-7740


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                                   EXHIBIT "A"

                                  MASTER LEASE

                          (Master Lease to be attached)